Calculation of Filing Fee Tables
S-8
NEWELL BRANDS INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $1.00 par value per share	Other	19,250,000	$ 4.04	$ 77,770,000.00	0.0001381	$ 10,740.04
Total Offering Amounts:						$ 77,770,000.00		$ 10,740.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,740.04
Offering Note
[1]	Amount registered represents common stock, par value $1.00 per share ("Common Stock") of Newell Brands Inc., a Delaware corporation (the "Company"), issuable pursuant to the Newell Inc. 2026 Incentive Plan (the "2026 Plan"). Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement also includes additional shares of Common Stock of the Company for offer or sale under the 2026 Plan that become issuable under the 2026 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock. Maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high ($4.14) and low ($3.94) sale prices of the Common Stock as reported on The Nasdaq Stock Market LLC on April 30, 2026, which date is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources